Exhibit 99.1

Orthofix Medical Inc. Announces Preliminary SeaSpine and Orthofix 2022 Fourth Quarter and Full-Year Net Sales Results

LEWISVILLE, Texas — January 9, 2023 — (NASDAQ:OFIX) The merger of equals between Orthofix Medical Inc. ("Orthofix") and SeaSpine Holdings Corporation ("SeaSpine") became effective as of January 5, 2023. This news release includes the pre-merger unaudited preliminary net sales results of stand-alone SeaSpine and stand-alone Orthofix for the fourth quarter and full year ended December 31, 2022. As such, these preliminary financial results do not include any potential accounting adjustments that the merger may have on future net sales results.

SeaSpine Fourth Quarter Highlights

•
Net sales of $63.2 - $63.7 million, an increase of more than 13% on a reported basis over prior year and an increase of more than 18% when adjusted to exclude the impact of SeaSpine’s exit from the European Spinal Implants market in the third quarter of 2022 (SeaSpine reported $2.1 million of European Spinal Implants revenue in the fourth quarter of 2021)
•
U.S. Spinal Implants and Orthobiologics net sales growth of over 23% and 19%, respectively, driven by recently launched products and expanded distribution
•
A record 12 7D FLASH Technology System units sold or placed under earnout agreements in the fourth quarter, and achieved 100th unit milestone

Orthofix Fourth Quarter Highlights

•
Net sales of $122.2 million, a decrease of approximately 2% on a reported basis and essentially flat on a constant currency basis over prior year
•
Bone Growth Therapies net sales growth of approximately 3%, driven by the commercial roll-out of AccelStim™ Bone Healing Therapy and channel investments
•
Global Orthopedics net sales growth of over 6% on a constant currency basis driven by product and commercial channel investments

“The legacy SeaSpine business continued to perform well. We saw particularly strong results within our U.S. Spinal Implants and Orthobiologics portfolios. Within Enabling Technologies, a record number of 7D Flash systems were sold or placed under earnout agreements during the fourth quarter,” said Keith Valentine, President and Chief Executive Officer of Orthofix. “As we move into 2023, we will be focused on the swift integration of these two highly complementary businesses to realize the significant synergy opportunities that exist. At the same time, we plan to continue to execute our industry-leading innovation efforts to provide cutting-edge solutions to our surgeon and hospital partners, helping them evolve the way they treat patients and ultimately improve outcomes.”

“The legacy Orthofix business capped off the year with solid execution, led by the continued strength we have seen all year in our Orthopedics business, as well as growth in our Bone Growth Therapies portfolio, primarily driven by the successful commercial roll out of AccelStim, as well as the positive impacts of investments made in our commercial channels,” said Jon Serbousek, Executive Chairman of Orthofix. “We are thrilled to have completed the merger with SeaSpine, which has created an industry leading global spine and orthopedics company with the power to drive sustainable top-tier growth and scale. I am very excited about the future of the organization.”

Financial Results Overview

The following present net sales by major product category and/or reporting segment for each legacy company on a stand-alone basis and compared to the prior year quarter:

	SeaSpine
	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2022		2021	Percentage Change
	Low	High		Low	High
U.S. Spinal Implants and Enabling Technologies	$30.6	$30.8	$27.3	11.9%	12.6%
U.S Orthobiologics	27.4	27.6	22.9	19.7%	20.6%
U.S. Net Sales	57.9	58.3	50.2	15.4%	16.2%
International Net Sales	5.3	5.4	5.4	(2.1%)	(0.2%)
Net sales	$63.2	$63.7	$55.6	13.7%	14.6%

SeaSpine Fourth Quarter Net Sales Results

•
U.S. Spinal Implants net sales, exclusive of U.S. Enabling Technologies, increased more than 23% over prior year, driven by recently launched products and expanded distribution
•
Global Enabling Technologies net sales reflect the near-term impact of three 7D FLASH Technology System units placed under deferred revenue earnout arrangements in the fourth quarter of 2022, compared to one unit placed under an earnout arrangement in the fourth quarter of 2021
•
U.S. Orthobiologics net sales increased more than 19% over prior year, driven by recently launched products and expanded distribution
•
Total International net sales were relatively flat, as the significant growth from the sale of seven 7D FLASH Technology System units internationally in the fourth quarter of 2022 offset the impact of SeaSpine’s recent exit from the European Spinal Implants market

	Orthofix
	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2022	2021	Change	Constant Currency Change
Bone Growth Therapies	$51.0	$49.6	2.8%	2.8%
Spinal Implants	28.8	31.2	(7.4%)	(6.6%)
Biologics	13.7	15.1	(9.1%)	(9.1%)
Global Spine	93.5	95.8	(2.4%)	(2.2%)
Global Orthopedics	28.7	29.2	(1.8%)	6.4%
Net sales	$122.2	$125.1	(2.3%)	(0.1%)

Orthofix Fourth Quarter Net Sales Results

Global Spine

•
Bone Growth Therapies net sales increased almost 3%, driven by the commercial roll-out of AccelStim Bone Healing Therapy and channel investments
•
Spinal Implants net sales decreased by over 7% as reported, driven by:
o
Lower complex procedure volumes driven by fewer levels per case in U.S. Spine Fixation
o
Continued competitive pressures in Motion Preservation
•
Biologics net sales decreased approximately 9%, driven by lower complex procedures and competitive pressures, offset somewhat by new product additions

Global Orthopedics

•
Global Orthopedics net sales decreased almost 2% as reported, but increased over 6% on a constant currency basis, driven by:
o
Strong U.S. order volume driven by channel investments

o
Strong international growth from both distributors and direct sales

Full Year Net Sales Results

	SeaSpine
	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2022		2021	Percentage Change
	Low	High		Low	High
U.S. Spinal Implants and Enabling Technologies	$107.1	$107.3	$88.2	21.4%	21.7%
U.S Orthobiologics	97.0	97.2	83.2	16.5%	16.7%
U.S. Net Sales	204.1	204.5	171.4	19.0%	19.3%
International Net Sales	33.3	33.4	20.0	66.6%	67.1%
Net sales	$237.4	$237.9	$191.5	24.0%	24.3%

	Orthofix
	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2022	2021	Change	Constant Currency Change
Bone Growth Therapies	$187.2	$187.4	(0.1%)	(0.1%)
Spinal Implants	109.5	115.1	(4.8%)	(4.0%)
Biologics	56.4	56.4	(0.1%)	(0.1%)
Global Spine	353.2	359.0	(1.6%)	(1.4%)
Global Orthopedics	107.5	105.5	1.9%	11.0%
Net sales	$460.7	$464.5	(0.8%)	1.4%

Cash and Liquidity

As of December 31, 2022, Orthofix’s cash and cash equivalents totaled approximately $51 million. As of December 31, 2022, Orthofix had no borrowings under its $300 million secured revolving credit facility; however, on January 3, 2023, Orthofix borrowed $30 million under this credit facility for working capital purposes, including certain merger-related expenses.

As of December 31, 2022, SeaSpine’s cash and cash equivalents totaled approximately $29 million. As of December 31, 2022, SeaSpine had approximately $26 million outstanding under its credit facility, which was subsequently repaid in full on January 5, 2023, in connection with the merger.

Orthofix and SeaSpine Merger of Equals Closed January 5, 2023

In a news release issued January 4, 2023, it was announced that Orthofix Medical Inc. (NASDAQ: OFIX) and SeaSpine Holdings Corporation successfully completed their previously announced merger of equals following the approval of each company’s stockholders at respective special meetings of stockholders held January 4, 2023. Under the terms of the merger, SeaSpine will continue as a wholly-owned subsidiary of Orthofix. SeaSpine shares ceased trading on the Nasdaq Global Select Market at 8:00 p.m. Eastern time on January 4, 2023, and holders of SeaSpine common stock are receiving 0.4163 shares of Orthofix common stock for each share of SeaSpine common stock previously owned. Orthofix, as the corporate parent entity in the combined company structure, will continue to trade on NASDAQ under the symbol “OFIX.” The combined company will be re-named at a later date and until then will continue to be known as Orthofix Medical Inc. For more details on the merger, please visit ir.Orthofix.com.

About Orthofix

The newly merged Orthofix-SeaSpine is a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in 68 countries worldwide.

The Company is headquartered in Lewisville, Texas, and has primary offices in Carlsbad, CA, with a focus on spinal product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for Orthopedics. The combined company’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead, UK, Munich, Germany, Paris, France and Sao Paulo,

Brazil.

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this news release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance.

Usefulness of Non-GAAP Financial Measures to Investors

Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to our historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. In this news release, such forward-looking statements include, but are not limited, to, statements relating to: the anticipated benefits of the merger that combines Orthofix and SeaSpine; our focus on the integration of the legacy Orthofix and SeaSpine businesses and to realize significant synergy opportunities; our plan to continue to execute our efforts to provide cutting-edge solutions to surgeon and hospital partners, to help them evolve the way they treat patients, and to improve outcomes; and our ability to drive sustainable top-tier growth and scale. The preliminary financial results for the fourth quarter and full-year ended December 31, 2022 in this news release are preliminary, are not a comprehensive statement of financial results for either period, and are provided prior to completion of all internal and external review and audit procedures, and therefore, are subject to adjustment. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described under the heading “Risk Factors” in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2022, and SeaSpine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Factors that could cause or contribute to such differences may include, but are not limited to, (i) changes to our financial results for the quarter and full-year ended December 31, 2022 due to the completion of financial closing procedures, final adjustments, and other developments that may arise between now and the time our financial statements for such periods are finalized and publicly released; (ii) risks related to the integration of the legacy Orthofix and SeaSpine businesses and the ability of the combined company to realize the expected long-term financial and other benefits of the merger; (iii) risks relating to the effects of the COVID-19 pandemic on our business, (iv) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (v) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (vi) development and acceptance of new products or product enhancements, (vii) clinical and statistical verification of the benefits achieved via the use of our products, (viii) our ability to adequately manage inventory, (ix) our ability to recruit and retain management and key personnel (including in connection with disruptions and uncertainties that may occur as the legacy Orthofix and SeaSpine businesses are integrated and the respective management and leadership teams are combined), (x) global economic instability and potential supply chain disruption caused by Russia’s invasion of Ukraine and resulting sanctions, and (xi) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”).

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be inaccurate (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

Source

Orthofix Medical Inc.